Exhibit 5

MICHAEL J. MORRISON
ATTORNEY AND COUNSELOR AT LAW
                                                 1495 RIDGEVIEW DRIVE. SUITE 220
                                                 RENO. NEVADA 69509
                                                 (775) 827-6300
                                                 FAX (775) 827-6311
                                                 E-MAIL MORRISONLAW@PYRAMID.NET
                                                 WEBSITE: WWW.VENTURELAWUSA.COM

July 9, 2004

MidNet, Inc.
Suite 300-1055 West Hastings Street
Vancouver, B.C. Canada V6E 2E9

RE: Form SB-2 Registration statement for 4,436,335 Shares of Common Stock

Dear Officers and Directors:

I have acted as counsel to MidNet, Inc. (the "Company") in connection with the registration of 4,436,335 Shares of the Company's Common Stock, pursuant to a Registration Statement on Form SB-2 (the "Registration Statement"). You have requested my opinion as to certain matters in connection with said Registration Statement.

In my capacity as counsel to the Company, I have examined and am familiar with the originals or copies, the authenticity of which have been established to my satisfaction, of all documents, corporate records and other instruments I have deemed necessary to express the opinions hereinafter set forth.

Based on the foregoing, and upon consideration of applicable law, it is my opinion that the 4,436,335 Shares to be registered by the Company are duly authorized, validly issued, fully paid and non-assessable.

This opinion is based on Delaware law, including statutory provisions, all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting those laws.

Furthermore, I consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of my name in such Registration Statement, and the Prospectus included therein, under the heading "Legal Matters".

Very truly yours,

/s/ Michael J. Morrison
--------------------------------
Michael J. Morrison, Esq.